Exhibit 31.1
Certification Pursuant To
Rule 13a-14(a) of the Securities Exchange Act of 1934
I, Cyrus F. Freidheim, Jr., certify that:
1.   I have reviewed this annual report on Form 10-K/A of Sun-Times Media Group, Inc. (the “registrant”);
2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.   [Not applicable]
4.   [Not applicable]
5.   [Not applicable]
Date: April 29, 2008

/s/ Cyrus F. Freidheim, Jr.

Name:	Cyrus F. Freidheim, Jr.
Title:	President and Chief Executive Officer